UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2007

Movado Group, Inc.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road Paramus, NJ	07652
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Information.

On July 25, 2007, the New York Stock Exchange (“NYSE”) notified the Company that its 2007 proxy statement did not disclose a method for interested parties to communicate with non-management directors per Section 303A.03 of the NYSE Listed Company Manual.  The communication method mentioned in the Company’s proxy statement referred to communications from shareholders and also referred to communications from “parties” without a reference to “interested parties”.  Accordingly, the Company clarifies that shareholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee of the Board of Directors, the non-management directors as a group, or with any individual director or directors may do so in writing addressed to the intended recipient(s), c/o Timothy F. Michno, Secretary and General Counsel, Movado Group, Inc., 650 From Road, Paramus, NJ 07652. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication otherwise indicates. All other communications will be forwarded to the appropriate director or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 27, 2007

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel